EXHIBIT 10.02


                             AMENDED AND RESTATED
                      1994 EMPLOYEE STOCK PURCHASE PLAN
                  (As Amended And Restated February 5, 2002)


1.   Purpose of the Plan
     -------------------

     Oak Technology, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is intended to provide a suitable means by which eligible employees of Oak Technology, Inc. (the "Company") and its participating affiliates may accumulate, through voluntary, systematic payroll deductions, amounts regularly credited to their account to be applied to the purchase of shares of the common stock, par value $0.001, of the Company (the "Common Stock") pursuant to the exercise of options granted from time to time hereunder. The Plan provides employees with the opportunities to acquire proprietary interests in the Company, and will also provide them with additional incentives to continue their employment and promote the best interests of the Company. Options granted under the Plan are intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding, the Plan authorizes the grant of options and the issuance of Common Stock which do not qualify under Section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax and/or other objectives in particular locations outside of the United States.


2.   Shares of Stock Subject to the Plan
     -----------------------------------

     Subject to the provisions of section 12, the maximum number of shares of Common Stock which may be issued on the exercise of options granted under the Plan shall be:

     (i) 2,300,000 shares, plus

     (ii) an annual increase to be added as of the first day of the Company's fiscal year, beginning with fiscal year 2002, by an amount equal to the lesser of (a) one percent (1%) of the total number of shares of Common Stock outstanding on such date, (b) 500,000 shares of Common Stock, or (c) a lesser amount determined by the Board.

     Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as such shares, shall again be available for issuance on the exercise of other options granted under the Plan. Shares delivered on the exercise of options may, at the election of the Board of Directors of the Company, be authorized but previously unissued Common Stock or Common Stock reacquired by the Company, or both.


3.   Administration
     --------------

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the 'Committee'), which shall be comprised of not less than two members of the Board of Directors of the Company, all of whom shall be ineligible to participate in this Plan and shall otherwise qualify as a 'Non-Employee Director' for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Committee shall have full discretion and exercise power (i) to determine the terms and conditions under which the shares shall be offered and corresponding options shall be granted under the Plan for the Offering Period (as defined in Section
6) consistent with the provisions of the Plan, and (ii) to resolve all questions relating to the administration of the Plan.

     The interpretation and application by the Committee of any provision of the Plan shall be final and conclusive on all employees and other persons having, or claiming to have, an interest under the Plan. The Committee may, in its discretion, establish such rules and guidelines relating to the Plan as it may deem desirable.


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     The Committee may employ such legal counsel, consultant and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such counsel or consultant or agent. The Committee shall keep minutes of its actions under the Plan.

     No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted hereunder.

     Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.


4.   Eligibility to Participate
     --------------------------

     The persons eligible to participate in this Plan shall be all individuals classified as an employee on the payroll records of the Company or any subsidiary of the Company (within the meaning of Section 424(f) of the Code) which has been designated by the Committee as eligible to participate in the Plan with respect to its employees (a 'Designated Subsidiary') who have been actively employed by the Company or a Designated Subsidiary as of the beginning of any Offering Period, but excluding employees whose customary employment is
(i) not more than five (5) months in any calendar year, or (ii) twenty (20) hours or less per week. An individual who is eligible to participate in the Plan pursuant to the foregoing sentence is hereinafter referred to as an 'Employee'.

Nothing contained in the Plan shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate his employment at any time.


5.   Participation in the Plan
     -------------------------

     An Employee may participate in the Plan only as of the beginning of an Offering Period. If an Employee becomes eligible to participate in the Plan after the commencement of an Offering Period, that Employee may not participate in the Plan until the beginning of the next Offering Period. A copy of the Plan will be furnished to each Employee prior to the beginning of the first Offering Period during which he may participate in the Plan. To participate in the Plan, an Employee must deliver (or cause to be delivered) to the Company, by the beginning of the Offering Period during which he or she wishes to participate in the Plan, a contingent subscription for Common Stock and authorize for payroll deductions to effect the purchase of Common Stock (hereinafter called a "Participation Election"). In the Participation Election an Employee must:


     (i) authorize payroll deductions within the limits prescribed in Sections 8 and 9 and specify the percentage to be deducted regularly from his Compensation (as defined in Section 8);

     (ii) elect and authorize the purchase by him for each Purchase Period a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the applicable Purchase Price with respect to the applicable Purchase Period, providing that such number of shares shall not exceed 500.

     (iii) furnish the exact name or names and address or addresses in which the stock certificates for Common Stock purchased by him under the Plan are to be issued; and

     (iv) agree to notify the Company if he should dispose of Common Stock purchased through the Plan within two (2) years of the commencement of the Purchase Period in which he purchased the Common Stock.


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     Stock certificates for shares of Common Stock purchased under the Plan may be issued in the Employee's name or, if so designated by the Employee, in his name and the name of another person who is a member of his family, with right of survivorship. For this purpose the "family" of an Employee shall include only his spouse, his ancestors and lineal descendants and his brothers and sisters.

     An Employee need not, and may not, make a down payment in order to participate in the Plan.

     Participation in the Plan is entirely voluntary, and a participating Employee may withdraw from participation, as provided in Section 15, during any Purchase Period at any time prior to the Exercise Date for such Purchase Period.

     The Committee may establish a maximum number of shares of Common Stock which any Employee may purchase under the Plan for the Purchase Period, which amount need not be the same for each Purchase Period.


6.   Offering Period, Purchase Period and Grant of Options
     -----------------------------------------------------

     The Plan shall be implemented by a series of consecutive, overlapping Offering Periods that each last approximately twenty-four months (each, an "Offering Period"). Offering Periods shall commence on the first business day on or after February 1 and August 1 of each year (or on such date as the Board shall determine), and terminate on the last business day in the periods ending twenty-four months later.

Notwithstanding the foregoing, the Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     Each Offering Period shall consist of four consecutive purchase periods of six months' duration (each, a "Purchase Period"). The last business day of each Purchase Period shall be the Exercise Date for such Purchase Period. Except as otherwise set forth below, a Purchase Period shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year.

     Notwithstanding the foregoing, the Board shall have the power to establish for a future Offering Period a different duration or term for one or more future Purchase Periods (including the commencing and ending dates for any such Purchaser Period) without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     During each Purchase Period, participating employees shall accumulate credits to a bookkeeping account maintained by the Company (hereinafter referred to as a "Stock Purchase Account") through payroll deductions to be made at the close of each pay period for the purchase of shares of Common Stock under the Plan. For each Purchase Period, the Company shall grant options to participating Employees with respect to the number of shares of Common Stock (subject to the provisions of Sections 2, 5, 11 and 12) which shall be purchasable through the application of the amounts credited to such Employee's Stock Purchase Account at the purchase price per share determined on the Exercise Date for the Purchase Period (such number of shares to be subject to reduction in the event of a pro rata apportionment provided for in Section 17).


7.   Exercise Dates and Purchase Prices
     ----------------------------------

     The last business day of each Purchase Period shall constitute the "Exercise Date" for such Purchase Period. Subject to the provisions of Section 12, the purchase price per share of Common Stock to be purchased on an Exercise Date pursuant to the exercise of options granted for the Purchase Period, through the application of amounts credited during such Purchase Period to the Stock Purchase Accounts of participating Employees, shall be the lesser of:


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     (A)  an amount equal to 85% of the Fair Market Value of the Common Stock at the time such option is granted (i.e., the first day of the Offering Period), or

     (B) an amount equal to 85% of the Fair Market Value of the Common Stock on the last day of the Purchase Period (i.e., the Exercise Date).

     For purposes of the Plan, the Fair Market Value of a share of Common Stock on any date shall be (i) if the Common Stock is traded on an established securities market, the closing selling price of such Common Stock on such date, and (ii) if the Common Stock is not so traded, an amount determined by the Committee in good faith and based upon such factors as it deems relevant to such determination. If the Fair Market Value is determined by clause (i) above, and there are no sales of Common Stock on such date, then the closing selling price for the Common Stock on the next preceding date for which there does exist such quotation shall be determinative of the Fair Market Value.


8.   Payroll Deductions - Authorization and Amount
     ---------------------------------------------

     Employees shall authorize in their Participation Elections from 1% to 10% (in whole percentage increments) of their Compensation to which such election relates (subject to the limitations of Section 9). For purposes of the Plan, the "Compensation" of an Employee for any Offering Period shall mean the gross amount of his base pay on the basis of his regular, straight-time hourly, weekly or monthly rate for the number of hours normally worked, plus any sales commission that contributes to an Employee's total target compensation during the Offering Period, exclusive of overtime, bonuses, shift premiums and other forms of compensation.

     A participating Employee may change the amount to be deducted from his Compensation during the next Offering Period, subject to the limitations of Sections 8 and 9, by delivering to the Company prior to the beginning of the next Offering Period a revised Participation Election form. Notwithstanding the foregoing, upon approval by the Board of Directors of the Company, participating Employees may change the amount to be deducted from their Compensation during the current Offering Period, subject to the limitations of Sections 8 and 9, by delivering to the Company prior to the beginning of the next Offering Period a revised Participation Election form.

     A participating Employee's authorization for payroll deductions will remain in effect for the duration of the Plan, subject to the provisions of Sections 11 and 14, unless his election to purchase Common Stock shall have been terminated pursuant to the provisions of Section 13, the amount of the deduction is changed, as provided in this Section 8, or the Employee withdraws or is considered to have withdrawn from the Plan under Section 15 or 16.

All amounts credited to the Stock Purchase Accounts of participating Employees shall be held in the general funds of the Company but shall be used from time to time in accordance with the provisions of the Plan.


9.   Limitations on the Granting of Options
     --------------------------------------

     Anything in the Plan to the contrary notwithstanding, no participating Employee may be granted an option which permits his rights to purchase Common Stock under all employee stock purchase plans of the Company and its parent and subsidiary companies (if any) to accrue at a rate which exceeds $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 9:

     (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

     (ii) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for any one calendar year; and

     (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.


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     No participating Employee may be granted an option hereunder if such
Employee, immediately after the option is granted, owns (within the meaning of Section 423 (b) (3) of the Code) stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary company. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the respective meanings set forth in section 424 of the Code.


10.   Stock Purchase Amounts
      ----------------------

     The amount deducted from the Compensation of each participating Employee shall be credited to his individual Stock Purchase Account. Employees participating in the Plan may not make direct cash payments to their Stock Purchase Accounts.

     Following the close of each Purchase Period, the Company will furnish to each participating Employee a statement of that Employee's individual Stock Purchase account. This statement shall show (i) the total amount of payroll deductions for the Purchase Period just closed, (ii) the number of full shares (and the purchase price per share) of common stock purchased, pursuant to the provisions of Section 11, by the participating Employee for the Purchase Period, and (iii) any remaining balance of payroll deductions which are to be refunded to the Employee following the close of the Purchase Period (or carried forward to the next Purchase Period in the case of amounts representing fractional shares).


11.  Issuance and Purchase of Common Stock
     -------------------------------------

     Shares of Common Stock may be purchased by a participating Employee only on the Exercise Date for each Purchase Period; and the options which the Company grants to participating Employees to the purchase of Common Stock for a Purchase Period may be exercised only on the Exercise Date, and their elections to purchase Common Stock pursuant to the exercise of such option shall not become irrevocable until the close of business on the day prior to the Exercise Date. No fractional shares of common stock may be purchased hereunder. The purchase price per share shall be determined as set forth in Section 7.

     A participating Employee who purchases Common Stock, pursuant to the exercise of options granted under the Plan, shall purchase as many full shares as shall be stated in the his Participation Election that the Employee has completed, subject to the limitations set forth in sections 8, 9, 12 and 17; provided that in no event may shares be purchased other than by application of the balance in the Stock Purchase Account on the Exercise Date and that in no event may a participating Employee purchase a greater number of shares than would be purchasable at the purchase price determined in accordance with
Section 7 through the application of the balance in his Stock Purchase Account on the Exercise Date for the Purchase Period to which the option relates. Any balance remaining in such a participating Employee's Stock Purchase Account following an Exercise Date shall be refunded to the Employee as soon as practicable.

     Certificates for Common Stock so purchased shall be delivered electronically to the Employee as soon as practicable.

     All rights as an owner of shares of the Common Stock purchased under the Plan shall accrue to the participating Employee who purchased the shares effective as of the Exercise Date on which the amounts credited to his Stock Purchase Account were applied to the purchase of the shares; and such Employee shall not have any rights as a shareholder prior to such Exercise Date by reason of his having elected to purchase such shares.


12.  Dilution or Other Adjustment
     ----------------------------

     If the Company is a party to any merger or consolidation, or undergoes any separation, reorganization or liquidation, the Board of Directors of the Company shall have the power to make arrangements, which shall be binding upon the Employees then participating in the Plan, for (i) the purchase of shares subject to outstanding Participation Elections for the Purchase Period occurring at such time, (ii) for the assumption of the Company's undertakings with respect to the Plan by another corporation, or (iii) for the cancellation of outstanding Participant


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Elections and options to purchase shares and payment by the Company of an amount (not less than the amount then credited to the Employee's respective Stock Purchase Accounts) determined by the Board of Directors in consideration thereof. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock, or other similar change in capitalization or in the corporate structure of the shares of the Common Stock of the Company, the Committee shall conclusively determine the appropriate adjustment in the purchase price and other terms of purchase for shares subject to outstanding Participation Elections for the Purchase Period occurring at such time, in the number and kind of shares or other securities which may by purchased for such Purchase Period and in the aggregate number of shares which may be purchased under the Plan. Any such adjustment in the shares or other securities subject to the outstanding options granted to such Employee (including any adjustments in the option price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 423 and 424 of the Code.



13.  No Assignment of Plan Rights or of Purchased Stock
     --------------------------------------------------

     An Employee must promptly advise the Company if a disposition shall be made of any shares of Common Stock purchased by him under the Plan if such disposition shall have occurred within two years of the commencement of the Purchase Period in which he purchased such shares.

     A participating Employee's privilege to purchase Common Stock under the Plan can be exercised only by him; and he cannot purchase Common Stock for someone else, although he may designate (in accordance with the provisions of Section 5) that stock certificates of Common Stock purchased by the Employee be issued in the joint names of the Employee and a family member.

     An Employee participating in the Plan may not sell, transfer, pledge, or assign to any other person any interest, privilege or right under the Plan or in any amounts credited to his Stock Purchase Account; and if this provision shall be violated, his election to purchase Common Stock shall terminate, and the only right remaining thereunder will be to have paid to the person entitled thereto the amount then credited to the Employee's Stock Purchase Account.


14.  Leave of Absence
     ----------------

     Should a participating Employee cease to remain in active service by reason of an approved unpaid leave of absence, then the Employee shall have the right, exercisable up until the last business day of the Purchase Period in which such leave commences, to (a) withdraw from the Plan and have all amounts then credited to the individual's Stock Purchase Account not already used for the purchase of Common Stock repaid as soon as possible or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Exercise Date. In no event, however, shall any further payroll deductions be collected on the Employee's behalf during such leave. Upon the Employee's return to active service within (i) ninety (90) days following the commencement of such leave or, if longer, (ii) the period during which such Employee's right to reemployment with the Company is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Employee withdraws from the Plan prior to his or her return. However, if such return does not occur prior to the Exercise Date for the Purchase Period in which the leave began, the participating Employee will be considered to have withdrawn from the Plan as provided for in Section 15. In addition, if the participating Employee's leave of absence exceeds ninety (90) days and the right to employment is not guaranteed by statute or contract, the Employee shall be deemed to have withdrawn from the Plan as provided in Section 15 on the ninety-first (91st) day of such leave.


15.  Withdrawal from, and Reparticipation in the Plan
     ------------------------------------------------

     During any Purchase Period a participating Employee may withdraw from the Plan at any time prior to the Exercise Date for the Purchase Period; and, subject to, and in accordance with the provisions of sections 5 and 8, he may again participate in the Plan at the beginning of any Purchase Period subsequent to the Purchase Period in which he withdrew. Withdrawal of a participating Employee shall be effected by written notification prior to such Exercise Date to the Company on a form which the Company shall provide for this purpose ("Notice of Withdrawal"). In the event a participating Employee shall withdraw from the Plan, all amounts then credited to his Stock Purchase Account shall be returned as soon as practicable after his Notice of Withdrawal shall have been received.

     If an Employee's payroll deductions shall be interrupted by any legal process, a Notice of Withdrawal will be considered as having been received on the day the interruption shall occur.


16.  Termination of Participation
     ----------------------------

     A participating Employee's right to continue participation in the Plan will terminate upon the earliest to occur of (i) the Company's termination of the Plan, (ii) the Employee's transfer to ineligible employment status, or
(iii) retirement, disability, death or other termination of employment with the Company. Upon the termination of an Employee's right to continue participation in the Plan on account of the occurrence of any of the foregoing events, all amounts then credited to the individuals Stock Purchase Account not already used for the purchase of Common Stock will be repaid as soon as practicable. Such repayments shall be made to the participating Employee unless the termination of participation occurred by reason of such Employee's death, in which event such repayment shall be made to such Employee's beneficiary. For this purpose, an Employee's beneficiary shall be the person, persons or entity designated by the Employee on a form prescribed by and delivered to the Company or, in the absence of an effective beneficiary designation, the Employee's estate; provided, however, that the determination of the Employee's beneficiary hereunder shall be subject to any applicable community property or other laws. Notwithstanding any of the foregoing, the provisions of Section 14 shall govern in the event of a participating Employee's termination of employment by reason of an unpaid leave of absence.


17.  Apportionment of Stock
     ----------------------

     If at any time shares of Common Stock authorized for purposes of the Plan shall not be available in sufficient number to meet the purchase requirements under all outstanding Participation elections, the Committee shall apportion the remaining available shares among the participating Employees on a pro rata basis. In no case shall any apportionment of shares be made with respect to a participating Employee's election to purchase unless such election is then in effect (subject only to any suspension provided for in the Plan). The Committee shall give notice of such apportionment and of the method of apportionment used to each participating Employee to whom shares shall have been apportioned.


18.  Government Regulations
     ----------------------

     The Plan, and the obligation of the Company to issue, sell and deliver Common Stock under the Plan are subject to all applicable laws and to all applicable rules, regulations and approvals of government agencies.


19.  Amendment or Termination
     ------------------------

     Except where otherwise delegated to the Committee, the Board of Directors of the Company may at any time amend, suspend or terminate the Plan; provided, however, that no amendment (other than an amendment authorized by Section 12) may be made increasing the aggregate number of shares of Common Stock which may be issued pursuant to the Plan, reducing the minimum purchase price at which shares may be purchased hereunder, extending the maximum period during which shares may be purchased hereunder or changing the class of employees eligible to participate hereunder, without the approval of the holders of a majority of the outstanding voting shares of the Company.


20.  Effective Date
     --------------

     The Plan shall become effective on the later of the IPO date (as hereafter defined) or (ii) the date of its adoption by the Board of Directors of the Company, subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company within 12 months after the date of the Plan's adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan shall be null and void and the Company shall have no liability thereunder. No shares of the Common Stock may be issued under the Plan until such shareholder approval has been obtained.
For purposes of this Section 20, the "IPO Date" shall mean the date on which shares of Common Stock of the Company are first sold to the public.


21.  Termination
     -----------

     Subject to earlier discontinuance, in accordance with Section 19, the Plan shall terminate on the date preceding the date which is ten (10) years following the effective date specified in Section 20. Any unexpired Purchase Period that commenced prior to such termination date shall forthwith expire on such termination date, which shall be deemed the Exercise Date for such Purchase Period.


22.  Automatic Transfer to Low Price Offering Period
     -----------------------------------------------

     To the extent permitted by any applicable laws, regulations or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.


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